UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

IVAX Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

Company Contact: Kevin D. Clark, CEO, COO & President 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS REMINDS ITS STOCKHOLDERS TO VOTE TODAY

-- Annual Meeting of Stockholders is Scheduled to be Held on Friday, June 10, 2011 --

MIAMI — (BUSINESS WIRE) — June 6, 2011 — IVAX Diagnostics, Inc. (NYSE Amex: IVD) is reminding its stockholders to vote their shares in anticipation of IVAX Diagnostics’ 2011 Annual Meeting of Stockholders, which is scheduled to be held on Friday, June 10, 2011.

Kevin Clark, IVAX Diagnostics’ President, Chief Executive Officer and Chief Operating Officer, states to IVAX Diagnostics’ stockholders as of the close of business on April 15, 2011, the record date for the Annual Meeting, “The Annual Meeting is only a short time away.  In order for your vote to be counted, please take the time to cast your vote today.   The voting process is simple.  You can vote via the Internet or telephone or by mail.  If you have any questions or need assistance voting your shares, please call Georgeson Inc., which is IVAX Diagnostics’ proxy solicitor for the Annual Meeting, toll-free at 1-866-297-1410.

“IVAX Diagnostics is asking that you vote “FOR” all of the proposals to be considered at the Annual Meeting, as recommended by the Board of Directors of IVAX Diagnostics.  If you do not vote your shares of our common stock, then your failure to vote will have the same effect as a vote cast “AGAINST” three of the proposals to be considered at the Annual Meeting, which are set forth in the Proxy Statement that IVAX Diagnostics previously mailed to you and filed with the Securities and Exchange Commission on April 18, 2011.

Mr. Clark concluded, “If IVAX Diagnostics does not receive the required number of votes before the Annual Meeting as further described in the Proxy Statement it had previously mailed and filed, then IVAX Diagnostics may be required to curtail or reduce its operations and IVAX Diagnostics may not be able to survive and any investment in IVAX Diagnostics may be lost.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries:  Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation, the risks and uncertainties associated with:  IVAX Diagnostics’ ability to solicit additional proxies in support of the proposals to come before the Annual Meeting of Stockholders; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.  In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

# # #